CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229371 and 333-197635) and on Form S-8 (Nos. 333-232716, 333-219733, 333-174738, 333-171518, 333-195698, 333-130962, 333-

171882 and 333-185731) of Hancock Whitney Corporation of our report dated February 24, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

New Orleans, Louisiana February 24, 2020

PricewaterhouseCoopers LLP, 909 Poydras Street, Suite 3100, New Orleans, LA 70112 T: (504) 558 8200, F: (504) 558 8960, www.pwc.com/us